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                                                                  Exhibit (p)(2)


                        MARTINDALE ANDRES & COMPANY, LLC

                                 CODE OF ETHICS

                                  JULY 1, 2000
                           ---------------------------------



GENERAL PRINCIPLES:

It is the policy of Martindale Andres & Company, LLC ("MA&Co.") that all employees, officers and directors act with integrity, competence, dignity and in an ethical manner when dealing with the public, clients, prospects, employers or fellow employees. It is the explicit policy of MA&Co. that employees, officers and directors should at all times:

1.       place the interest of their clients first;

2. conduct all personal securities(1) transactions in a manner consistent with the Code of Ethics and avoid any actual or potential conflict of interest or any abuse of the individual's position of trust and responsibility;

3. adhere to the fundamental standard that MA&Co. personnel should not take inappropriate advantage of their positions.

GOVERNING STANDARDS

This Code of Ethics shall be governed by Rule 17j-1 of the Investment Company Act of 1940 (the "1940 Act"), the Investment Company Institute's Guidelines on Personal Investing, and the Investment Advisers Act of 1940 Section 275.204-2.

In connection with the purchase or sale by any employee, officer or director of any security held or to be acquired(2) by the adviser for any client portfolio or Fund(3), it will be a violation of this Code of Ethics to:

1.       employ any device, scheme or artifice to defraud;

2. make any untrue statements of a material fact to a Fund or omit to state a material fact necessary in order to make the statements made to a Fund, in light of the circumstances under which they are made, not misleading;

3. engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a client portfolio or Fund; or

4. engage in any manipulative practice with respect to a client portfolio or Fund.



------------------------------

(1) Securities covered by this Code include securities defined in Section 2(a)(36) of the Investment Company Act of 1940, except that it does not include
(1) direct obligations of the government of the United States, (2) banker's acceptance, bank certificates of deposit, commercial paper and high quality short-term debt instruments including repurchase agreements and (3) shares issued by open end mutual funds.

(2) A security is held or to be acquired if within the most recent 15 days it
(1) is or has been held by a client portfolio or investment company fund, or (2) is being or has been considered by MA&Co. for purchase in any account. A purchase includes writing an option to purchase or sell.

(3) "Fund" means an investment company registered under the 1940 Act.

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SUBSTANTIVE RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

1.   Initial Public Offerings

     Access Persons(4), Advisory Persons(5) and Investment Personnel(6) are prohibited from acquiring any equity or equity-related securities in an initial public offering. Employees and directors are not prevented however from purchasing government issues, municipal bonds and other government guaranteed securities, provided such securities are exempted from this Code as provided by footnote one.

2.   Private Placements(7)

     Access Persons, Advisory Persons and Investment Personnel shall, when purchasing securities in a private placement:

         a. obtain the prior written approval of a Chief Investment Officer or his delegate.

         b. disclose the investment when involved in any subsequent decision to invest in the issuer on behalf of any clients, and refer the decision to purchase securities of the issuer to the Chief Investment Officer or his delegate.

3.   Blackout Periods

     Access Persons, Advisory Persons and Investment Personnel are prohibited from executing a securities transaction on a day when the adviser has a pending "buy" or "sell" order in the same security until that order is executed or withdrawn. Any profits realized on trades within the proscribed periods will be disgorged. Any portfolio manager of a Fund is prohibited from buying or selling a security within at least seven calendar days before or after a Fund that he or she manages trades in that security.

4.   Short Term Trading Profits

     Investment Personnel are discouraged from profiting in the purchase and sale, or the sale and purchase, of the same (or equivalent) securities within 60 calendar days. Trading activity is monitored via the Pre-clearance of Personal Transactions Requirement (see below). Any profits realized on trades within the proscribed period that may pose a potential conflict of interest with the interest of the client will be disgorged.


5.   Gifts

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(4) "Access Person" means any director, officer, general partner or Advisory
Person of a Fund or of a Fund's investment adviser.

(5) "Advisory Person" means any employee of a Fund or investment adviser who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund regarding the purchase or sale of covered securities by the Fund.

(6) Any employee of a Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sales of securities by a Fund; any natural person who controls a Fund or investment adviser and who obtains information concerning recommendations made to a Fund regarding the purchase or sale of securities by a Fund.

(7) "Private Placement" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6) or Rule 504, Rule 505 or Rule 506 under such Act.

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     All employees, officers and directors are prohibited from receiving any gift or other item with a value of more than $100 from any person or entity that does business with or on behalf of the adviser.

6.   Service as Director

     Access Persons, Advisory Persons and Investment Personnel are prohibited from serving on the boards of directors of publicly traded companies without prior written approval of MA&Co.'s Board of Directors and the approval of Keystone Financial Inc., if appropriate.


DISCLOSURE AND REPORTING REQUIREMENTS

1.   Pre-clearance of Personal Transactions

     Access Persons, Advisory Persons and Investment Personnel are required to pre-clear with the Chief Investment Officer or his delegate all transactions in securities in which the person has, or by reason of the transaction acquires, any direct or indirect beneficial ownership(8) to ensure that the Company is not trading in that security. A list of approved officers/delegates appears in Exhibit D. In the event an officer/delegate questions the propriety of a trade request from another officer, he/she should refer the question to a third party officer/delegate for review.

2.   Records of Securities Transactions

     Access Persons, Advisory Persons and Investment Personnel are required to direct their brokers to provide the Chief Compliance Officer, on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts. Reportable transactions do not include securities issued or guaranteed by the United States Government or its agencies; (2) bankers acceptances; (3) bank certificates of deposit; (4) commercial paper; and (5) shares of registered open-end investment companies.

3.   Disclosure of  Personal Holdings

     Access Persons, Advisory Persons and Investment Personnel are required to disclose all personal securities holdings within 10 days of commencement of employment with periodic updates as required by Exhibits B and C.

4.   Certification of Compliance with the Code of Ethics

     All employees, officers and directors are required to certify annually that they have read and understand the Code of Ethics. They must further certify that they have complied with the requirements of the Code of Ethics and that they have disclosed or reported all personal securities transactions required to be disclosed or reported.


COMPLIANCE PROCEDURES

In order to provide MA&Co. with information to determine with reasonable assurance whether the provisions of the Code of Ethics are being observed by employees and directors:

1. The Chief Compliance Officer shall notify each person of the reporting requirements of the Code of Ethics and shall deliver a copy of the Code to each person.






---------------------

(8) "Beneficial Ownership" is interpreted in the same manner as it would be under Rule 16a-a(a)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act and rules and regulations promulgated thereunder.


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2.   Each person shall submit to the Chief Compliance Officer on an annual basis, an Annual Certification of Compliance with the Code of Ethics as prescribed in Exhibit A. The annual certification shall be filed with the Chief Compliance Officer within ten days after calendar year end.

3. Each person shall submit to the Chief Compliance Officer upon commencement of employment and thereafter on an annual basis, reports in the form prescribed in Exhibit B, Personal Securities Holdings. The annual report shall be filed with the Chief Compliance Officer within twenty calendar days after year end and the information contained in the report must be current as of a date no more than 30 days before the report is submitted.

4. Each person shall submit to the Chief Compliance Officer on a quarterly basis reports in the form prescribed in Exhibit C. - Personal Securities Transactions. Quarterly reports shall be filed with the Chief Compliance Officer within ten days of the end of the calendar quarter.

5. Decisions regarding pre-clearance of securities transactions for employees and directors shall be documented in writing by the Chief Investment Officer or his delegate. Each person shall make arrangements with their broker to provide the Chief Compliance Officer with copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts.

6. The Chief Compliance Officer shall report at least annually to the Board of Directors regarding company and employee compliance with this Code of Ethics and on any apparent violation of the reporting requirements.

7. The Board of Directors shall consider all reports submitted for review and shall determine whether any policies in the Code of Ethics have been violated, and what sanctions, if any, should be imposed. Further the Board of Directors shall review the operation of this policy at least annually or as dictated by any changes in applicable securities regulations.

8. This Code of Ethics, a copy of each Personal Securities Holding Report and Personal Securities Transactions Report by parties covered in the Code, any written report prepared by the Chief Compliance Officer, and lists of all persons required to make or review reports shall be preserved with MA&Co. for the period required by Rule 17j-1 under the 1940 Act.


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                                    Exhibit A


                        MARTINDALE ANDRES & COMPANY, LLC

                                 CODE OF ETHICS

                       ANNUAL CERTIFICATION OF COMPLIANCE

                                 -------------
                                      YEAR






As an employee, officer or director of Martindale Andres & Company, LLC I certify that I have read and understand the company's Code of Ethics. I further certify that I have complied with the requirements of the Code and, if required, that I have disclosed or reported all personal securities holdings and/or transactions required to be reported by the Code.






Signature __________________________________         Date ____________________


Print Name__________________________________




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                                    Exhibit B

                        MARTINDALE ANDRES & COMPANY, LLC

                       PERSONAL SECURITIES HOLDINGS REPORT

                    - Initial Report as of _________________
                                            date
                                       or

            - Annual Report for the calendar year ending 12/31/_____


As an Access Person, Advisory Person or Investment Personnel of Martindale Andres & Company, LLC., I am disclosing the following information regarding my personal securities holdings to comply with the company's Code of Ethics. I further understand that the Code of Ethics does not require me to report (1) securities issued or guaranteed by the United States Government, its agencies or instrumentalities: (2) bankers acceptances; (3) bank certificates of deposits;
(4) commercial paper; (5) and shares of registered open-end investment companies.


1. I certify that I have no personal securities holdings that require reporting for the period indicated above.



Signature _________________________________         Date ____________________


Print Name ________________________________


2. I certify that the following personal securities holdings which require reporting by me are accurate and complete for the period indicated above.

Security     Trade Date       Total Shares & Dollar Amount      Bank or Broker
---------    ----------       ----------------------------      --------------







Signature _______________________________     Date______________________

Print Name ______________________________





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                                    Exhibit C

                        MARTINDALE ANDRES & COMPANY, LLC

                           PERSONAL SECURITIES REPORT

                  For the calendar quarter ending _____________
                                                     date

As an Access Person, Advisory Person or Investment Personnel of Martindale Andres & Company, LLC, I am disclosing the following information regarding my personal securities to comply with the company's Code of Ethics. I further understand that the Code of Ethics does not require me to report (1) securities issued or guaranteed by the United States Government, its agencies or instrumentalities: (2) bankers acceptances; (3) bank certificates of deposits;
(4) commercial paper; (5) and shares of registered open-end investment companies.


1. I certify that I have not made purchases or sales of personal securities that require reporting for the calendar quarter indicated above.


Signature ____________________________________         Date ____________________


Print Name ___________________________________


2. I certify that the following personal securities transactions which require reporting by me are accurate and complete for the calendar quarter indicated above.


                                                                  Total shares &
Security          Buy/sell     Trade Date        Trade Price      Total $ Amount        Bank/broker
---------         --------     ----------        ------------     --------------        -----------











Signature ____________________________________      Date _____________________


Print Name __________________________________



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                                    EXHIBIT D

    LIST OF OFFICERS/DELEGATES AUTHORIZED TO APPROVE EMPLOYEE TRADE REQUESTS



William C. Martindale, Jr., Chief  Financial Officer
Daniel N. Mullen, Chief Administrative Officer
Robert Mitchell, Portfolio Manager
Harry G. Harper, Chief Compliance Officer
Michael A. Zeiler, Compliance Officer
Sandy Moul, Trader*
Duane D'Orazio



*This authority is invested in whoever the incumbent is in this position.